UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/06/2015

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective May 6, 2015, the Board of Directors of Knoll, Inc. (the "Company") changed the registered agent of the Company to Corporation Service Company and approved an amendment to the Company's Bylaws reflecting such change. On May 8, 2015, the Company filed a Certificate of Change of Registered Agent and/or Registered Office with the State of Delaware Secretary of State to effectuate the change. A copy of the Company's Certificate of Change is attached as Exhibit 3.1 to this Current Report on Form 8-K, and a copy of the Company's Amended and Restated Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

The following matters were voted on at the Company's 2015 annual meeting of stockholders, which took place on May 6, 2015:

Proposal One — To elect four directors named in the proxy statement for a term ending at the Company’s 2018 annual meeting of stockholders.  The following nominees were elected to the Board of Directors by the votes indicated below:

	Total Votes For	Total Votes Withheld	Broker Non-Votes

Burton B. Staniar	41,912,403	2,025,972	1,369,632
Sidney Lapidus	35,458,645	8,479,730	1,369,632
Stephanie Stahl	42,840,038	1,098,337	1,369,632
Christopher G. Kennedy	41,498,075	2,440,300	1,369,632

Proposal Two — To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.  The proposal was approved by the votes indicated below:

Votes For	44,552,943

Votes Against	679,237

Abstain	75,827

Broker Non-Votes	0

Proposal Three — To approve the Company’s executive compensation.  The proposal was not approved by the votes indicated below:

Votes For	8,950,289

Votes Against	34,909,126

Abstain	78,960

Broker Non-Votes	1,369,632

Item 9.01 Financial Statements and Exhibits

Exhibit 3.1	Certificate of Change of Registered Agent and/or Registered Office
Exhibit 3.2	Amended and Restated Bylaws of Knoll, Inc. (effective May 6, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: May 11, 2015
	By:	/s/ Michael A. Pollner
Michael A. Pollner
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Certificate of Change of Registered Agent and/or Registered Office
EX-3.2	Amended and Restated Bylaws of Knoll, Inc. (effective May 6, 2015)